                                                                  Exhibit 10.16*

================================================================================


                               CREDIT AGREEMENT

                                    between

                            CREDITRUST CORPORATION
                                  as Borrower

                           THE LENDERS PARTY HERETO

                                      and

                             SUNROCK CAPITAL CORP.
                                   as Agent




                         Dated as of October 28, 1998


================================================================================


* A portion of this exhibit has been omitted based upon a request for confidential treatment.

                               TABLE OF CONTENTS

                                                                         Page

BACKGROUND ..............................................................   1

SECTION 1.  DEFINITIONS .................................................   1
    1.1.  Defined Terms .................................................   1
    1.2.  Other Definitional Provisions .................................  12
    1.3.  Construction ..................................................  12

SECTION 2.  THE LOANS ...................................................  13
    2.1.  Loans .........................................................  13
    2.2.  Loan Procedures ...............................................  14
    2.3.  General Provisions Regarding Loans ............................  15
    2.4.  Fees ..........................................................  15
    2.5.  Notes; Repayment of Loans .....................................  16
    2.6.  Interest on Loans .............................................  16
    2.7.  Default Rate; Inability to Determine Interest Rate ............  17
    2.8.  Termination and Extension of Commitment .......................  17
    2.9.  Optional and Mandatory Prepayments of Loans ...................  18
    2.10. Illegality ....................................................  18
    2.11. Requirements of Law ...........................................  19
    2.12. Taxes .........................................................  20
    2.13. Indemnity .....................................................  21
    2.14. Pro Rata Treatment, etc .......................................  22
    2.15. Payments; Loan Account ........................................  22
    2.16. Conversion and Continuation Options ...........................  23

SECTION 3.  REPRESENTATIONS AND WARRANTIES ..............................  24
    3.1.  Financial Condition ...........................................  24
    3.2.  No Adverse Change .............................................  24
    3.3.  Existence; Compliance with Law ................................  24
    3.4.  Power; Authorization; Enforceable Obligations .................  24
    3.5.  No Legal Bar ..................................................  25
    3.6.  No Material Litigation ........................................  25
    3.7.  No Default ....................................................  25
    3.8.  Taxes .........................................................  25
    3.9.  Federal Regulations ...........................................  25
    3.10. ERISA .........................................................  26
    3.11. Investment Company Act; Public Utility Holding Company Act ....  26
    3.12. Purpose of Loans ..............................................  27
    3.13. Environmental Matters .........................................  27
    3.14. Patents, Trademarks, etc ......................................  28
    3.15. Ownership of Property .........................................  28
    3.16. Licenses, etc .................................................  28
    3.17. No Burdensome Restrictions ....................................  28
    3.18. Labor Matters .................................................  28
    3.19. No Material Misstatements .....................................  28
    3.20. Asset Purchase Agreements and Receivables .....................  28
    3.21. Title to Collateral; Perfected Security Interest ..............  29

    3.22. Year 2000 .....................................................  29

SECTION 4.  CONDITIONS PRECEDENT; CLOSING ...............................  29
    4.1.  Conditions to Closing .........................................  29
    4.2.  Conditions to Each Loan .......................................  31
    4.3.  Conditions to Release of Collateral ...........................  32
    4.4.  Closing .......................................................  33

SECTION 5.  AFFIRMATIVE COVENANTS .......................................  33
    5.1.  Financial Statements ..........................................  33
    5.2.  Certificates; Other Information ...............................  34
    5.3.  Payment of Obligations ........................................  34
    5.4.  Conduct of Business and Maintenance of Existence ..............  35
    5.5.  Maintenance of Property; Insurance ............................  35
    5.6.  Inspection of Property; Books and Records; Discussions ........  36
    5.7.  Notices .......................................................  36
    5.8.  Environmental Laws ............................................  37
    5.9.  Compliance with Security Documents ............................  37
    5.10.  Establishment of Borrower Collection Accounts ................  37

SECTION 6.  NEGATIVE COVENANTS ..........................................  37
    6.1.  Net Worth Covenant ............................................  37
    6.2.  Limitation on Debt ............................................  38
    6.3.  Limitation on Liens ...........................................  38
    6.4.  Prohibitions on Fundamental Changes ...........................  39
    6.5.  Limitation on Sale of Assets ..................................  39
    6.6.  Prohibitions on Acquisitions ..................................  40
    6.7.  Prohibition on Distributions ..................................  40
    6.8.  Limitation on Contingent Obligations ..........................  40
    6.9.  Transactions with Affiliates ..................................  40
    6.10. Continuation of or Change in Business .........................  40
    6.11. Preservation of Status of Collateral ..........................  40

SECTION 7.  EVENTS OF DEFAULT ...........................................  41
    7.1.  Events of Default .............................................  41
    7.2.  Remedies ......................................................  43

SECTION 8.  THE AGENT ...................................................  45
    8.1.  Appointment ...................................................  45
    8.2.  Delegation of Duties ..........................................  45
    8.3.  Exculpatory Provisions ........................................  45
    8.4.  Reliance by Agent .............................................  45
    8.5.  Notice of Default .............................................  46
    8.6.  Non-Reliance on Agent and Other Lenders .......................  46
    8.7.  Indemnification ...............................................  46
    8.8.  Agent in its Individual Capacity ..............................  47
    8.9.  Successor Agent ...............................................  47
    8.10. Beneficiaries .................................................  47

SECTION 9.  MISCELLANEOUS ...............................................  47
    9.1.  Amendments and Waivers ........................................  47

    9.2.  Notices .......................................................  48
    9.3.  No Waiver; Cumulative Remedies ................................  49
    9.4.  Survival of Representations and Warranties ....................  49
    9.5.  Payment of Expenses and Taxes .................................  49
    9.6.  Successors and Assigns ........................................  50
    9.7.  Confidentiality ...............................................  53
    9.8.  Adjustments; Set-off ..........................................  53
    9.9.  Counterparts ..................................................  54
    9.10. Severability ..................................................  54
    9.11. Integration ...................................................  54
    9.12. GOVERNING LAW .................................................  55
    9.13. Submission To Jurisdiction; Waivers ...........................  55
    9.14. Acknowledgements ..............................................  55


SCHEDULES

SCHEDULE I        Lender and Commitment Information
SCHEDULE 3.6      Existing Litigation
SCHEDULE 3.10     ERISA Matters
SCHEDULE 3.13     Environmental Matters
SCHEDULE 6.2      Existing Debt of the Borrower
SCHEDULE 6.3      Existing Liens

EXHIBITS

EXHIBIT A         Form of Borrowing Request
EXHIBIT B         Form of Note
EXHIBIT C         Form of Assignment and Acceptance
EXHIBIT D         Form of Opinion

                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT ("Agreement") dated as of October 28, 1998, by and among CREDITRUST CORPORATION, a Maryland corporation (the "Borrower"), the financial institutions from time to time parties to this Agreement (the "Lenders") and SUNROCK CAPITAL CORP., a Delaware corporation, as agent (in such capacity, the "Agent").

                                   BACKGROUND
                                   ----------

     1. The Borrower is engaged in the business of acquiring, managing and collecting accounts of delinquent consumer debt, such as VISA(R), Mastercard(R) and private label credit card accounts and consumer loan accounts issued by originating institutions.

     2. The Borrower has requested that the Lenders extend a revolving line of credit to the Borrower for the purpose of providing funds to allow the Borrower to acquire additional Receivables (as defined below) pursuant to certain asset purchase agreements.

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements herein set forth and for other consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, covenant and agree as follows:


                            SECTION 1. DEFINITIONS

     1.1. Defined Terms . As used in this Agreement, the following terms shall
          -------------
have the following meanings:

     "Acquired Eligible Portfolio: an Eligible Portfolio which has been acquired
      ---------------------------
   by the Borrower and financed in part with the proceeds of a Loan.

     "Affiliate": any Person (other than a Subsidiary, or an officer,
      ---------
   director or employee of the Borrower who would not be an Affiliate but for such Person's status as an officer, director and/or employee) which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Borrower, and any member, director, officer or employee of any such Person or any Subsidiary of the Borrower. For purposes of this definition, "control" shall mean the power, directly or indirectly, either to (i) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or in effect cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Asset Purchase Agreement": each asset purchase agreement entered into
      ------------------------
  between the Borrower and each Originating Institution in connection with the purchase of Receivables by the Borrower from such Originating Institution.

     "Base Rate": for any day, a rate per annum (rounded upwards, if necessary,
      ---------
to the next 1/100th of 1%) equal to the Prime Rate in effect on such day. Any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective date of such change in the Prime Rate.

     "Base Rate Borrowing": a Borrowing comprised of Base Rate Loans.
      -------------------
     "Base Rate Loans": Loans bearing interest at a rate determined by reference
      ---------------
to the Base Rate.

     "Borrower Collection Accounts": the bank deposit account or accounts
      ----------------------------
established by the Borrower in the name of the Borrower, in each case in order to receive payments on the Receivables from all Portfolios which have not been transferred or become otherwise subject to a Securitized Offering, which is assigned to and shall, upon the occurrence of an Event of Default, be subject to the control of the Agent, for the benefit of the Lenders.

     "Borrowing": a group of Loans of a single Type made by the Lenders on a
      ---------
single date and, as to Eurodollar Loans, as to which a single Interest Period is in effect.

     "Borrowing Request": a request made pursuant to Section 2.2 in
      -----------------
substantially the form of Exhibit A hereto.

     "Business Day": a day other than a Saturday, Sunday or other day on which
      ------------
commercial banks in Philadelphia, Pennsylvania or Baltimore, Maryland are authorized or required by law to close; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London Interbank Market.

     "Capital Lease": at any time, a lease with respect to which the lessee is
      -------------
required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capital Stock": any and all shares, interests, participation or other
      -------------
equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "Change of Control": At any time after the Closing Date Joseph K. Rensin
      -----------------
ceases for any reason to own and control, directly or indirectly, at least 51% of the outstanding voting stock of the Borrower, provided, however, that if Capital Stock of Borrower is sold in a public offering, no Change of Control shall occur so long as he remains the owner of at least 25% of the outstanding voting stock of the Borrower and remains the largest shareholder.

     "Closing": as defined in Section 4.4.
      -------

     "Closing Date": as defined in Section 4.4.
      ------------
     "Code": the Internal Revenue Code of 1986, as amended from time to time.
      ----
     "Collateral": all right, title and interest of the Borrower in and to the
      ----------
Receivables and other property described in Section 2 of the Security Agreement.

     "Commitment": as to any Lender, the obligation of such Lender to make Loans
      ----------
to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule I hereto or in the Assignment and Acceptance pursuant to which such Lender becomes a party to this Agreement, as the same may be permanently terminated and extended from time to time pursuant to the provisions of Section
2.8 or changed by subsequent assignments pursuant to subsection 9.6(b).

     "Commitment Fee": as defined in subsection 2.4(b).
      --------------
     "Commitment Percentage": as to any Lender at any time, the proportion
      ---------------------
(expressed as a percentage) that such Lender's Commitment bears to the Total Commitment (or, at any time after the Commitments shall have expired or been terminated, the percentage which the amount of such Lender's Loans constitutes of the aggregate amount of the Loans of the Lenders then outstanding).

     "Commonly Controlled Entity": an entity, whether or not incorporated, which
      --------------------------
is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

     "Contingent Obligation": with respect to any Person any obligation (except
      ---------------------
the endorsement in the ordinary course of business of instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt of any other Person (for the purpose of this definition, the "Primary Obligor") in any manner, whether directly or indirectly, including (without limitation) Debt incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Debt of the Primary Obligor or any Property or assets constituting security therefor;

          (b)   to advance or supply funds

                (i)   for the purpose of payment of such Debt, or

                (ii) to maintain working capital or other balance sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation; or

          (c) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the Primary Obligor to make payment of the Debt or obligation.

For purposes of computing the amount of any Contingent Obligation, in connection with any computation of Debt or other obligation, it shall be assumed that, without duplication, the Debt or other obligation of the Primary Obligor that is the subject of such Contingent Obligation is a direct obligation of the issuer of such Contingent Obligation.

     "Contractual Obligation": as to any Person, any provision of any security
      ----------------------
issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound the breach of which could reasonably be expected to have a Material Adverse Effect.

     "Debt": For any Person: (a) obligations created, issued or incurred by such
      ----
Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person (but excluding any such Debt to the extent that such Debt exceeds the fair market value of such assets, as established by the Borrower to the reasonable satisfaction of the Agent, unless such Debt is assumed by such Person); (d) the non-contingent obligations of such Person under letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) obligations under Capital Leases of such Person; (f) Contingent Obligations of such Person; (g) all non-contingent payment obligations of such Person under any interest rate protection agreement (including without limitation any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements; (h) the liability of such Person in respect of banker's acceptances and the estimated liability under any participating mortgage, convertible mortgage or similar arrangement;
(i) all indebtedness, payment obligations and contingent obligations of any partnership in which such Person holds a general partnership interest but only if and to the extent such Person has recourse liability for such obligations; and (j) all obligations, liabilities, reserves and any other items that would be listed as a liability on a balance sheet of such Person determined on a consolidated basis in accordance with GAAP, but excluding all general contingency reserves and reserves for deferred income taxes and investment credit and excluding trade accounts payable excluded from this definition pursuant to clause (b) above.

     "Default": any of the events specified in Section 7, whether or not any
      -------
requirement for the giving of notice, the lapse of time, or both, or any other condition precedent therein set forth, has been satisfied.

     "Distribution": in respect of any corporation or limited liability company,
      ------------
(a) dividends, distributions or other payments on account of any capital stock of the corporation or interests in the limited liability company (except distributions in common stock of such corporation); (b) the redemption or acquisition of such stock or interests or of warrants, rights or other options to purchase such stock or interests (except when solely in exchange for common stock of such corporation); and (c) any payment on account of, or the setting apart of any assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any share of any class of capital stock of such corporation or of interests in such limited liability company or any warrants or options to purchase any such stock or interests.

     "Dollars" and "$": dollars in lawful currency of the United States of
      -------       -
America.

     "Eligible Portfolio": any Portfolio which at the time of purchase has a PAT
      ------------------
Recovery Estimate of not less than the product of      *                 .

     "Environmental Laws": any and all foreign, Federal, state, local or
      ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or binding requirements of any Governmental Authority, or binding Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended
      -----
from time to time.

     "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar
      ---------------------------------
Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements applicable to any Lender in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

     "Eurodollar Base Rate": with respect to any Eurodollar Loan for any
      --------------------
Interest Period, the rate of interest per annum for a period equal to such Interest Period published from time to time in the Wall Street Journal as the
                                                   -------------------
average of the London interbank offered rates of interest per annum for Dollars quoted by major banks designated by the British Bankers' Association (or appropriate successor) or if the Wall Street Journal shall
                                 -------------------

* Text omitted based upon request for confidential treatment.

cease to publish such a rate, in such other financial publication of recognized standing as the Agent shall select.

     "Eurodollar Borrowing": a Borrowing comprised of Eurodollar Loans.
      --------------------
     "Eurodollar Loan": any Loan bearing interest at a rate determined by
      ---------------
reference to the Eurodollar Rate in accordance with the provisions of Section 2.

     "Eurodollar Rate": with respect to each Interest Period pertaining to a
      ---------------
Eurodollar Loan, a rate per annum determined in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

     Eurodollar Base Rate
     ---------------------------------------
     1.00 - Applicable Eurocurrency Reserve Requirements

     "Event of Default": any of the events specified in Section 7, provided that
      ----------------
any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Exchange Act": The Securities Exchange Act of 1934, as amended.
      ------------
     "Exposure": as to any Lender at any date, an amount equal to the aggregate
      --------
principal amount of all Loans made by such Lender then outstanding

     "Fee Letter": that certain letter dated the Closing Date between the
      ----------
Lenders and the Agent providing for the allocation of interest and fees payable hereunder and under the Notes, as the same may hereafter be amended, modified or supplemented pursuant to the applicable provisions thereof.

     "GAAP": at any time with respect to the determination of the character or
      ----
amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation, generally accepted accounting principles as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date when such computation is required to be determined.

     "Governmental Authority": any nation or government, any state or other
      ----------------------
political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Insolvency": with respect to any Multiemployer Plan, the condition that
      ----------
such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent": pertaining to a condition of Insolvency.
      ---------

     "Interest Payment Date": as to any Loan, the first day of each month
      ---------------------
commencing on November 1, 1998.

     "Interest Period": with respect to any Eurodollar Loan:
      ---------------
     (a) initially the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, given with respect thereto; and

     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Lender not less than two Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, the foregoing provisions relating to Interest Periods are subject
-------- ----
to the following:

      (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

      (ii) with respect to Eurodollar Loans, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

      (iii) an Interest Period that otherwise would extend beyond the Termination Date shall end on the Termination Date.

     "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

     "Loan Account": as defined in subsection 2.14(d).
      ------------
     "Loans": the revolving loans made by the Lenders to the Borrower pursuant to Section 2.2(a). Each Loan shall be a Eurodollar Loan or a Base Rate Loan.

     "Loan Documents": this Agreement, the Notes, the Security Agreement and the
      --------------
Support Agreement.

     "Material Adverse Effect": a material adverse effect on (a) the business,
      -----------------------
financial condition or results of operations of the Borrower or (b) the ability of the Borrower duly and punctually to pay its material Debts or (c) the ability of the Borrower duly and punctually to perform its obligations hereunder or under any of the other Loan Documents.

     "Material Subsidiary": any Subsidiary of the Borrower having at any time
      -------------------
assets valued on its books in excess of $2,000,000.

     "Materials of Environmental Concern": any gasoline or petroleum (including
      ----------------------------------
crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and ureaformaldehyde insulation.

     "Multiemployer Plan": a Plan which is a multiemployer plan as defined in
      ------------------
Section 4001(a)(3) of ERISA.

     "Net Proceeds": with respect to a Receivable, all monies in available funds
      ------------
collected, received or otherwise recovered from or for the account of the related Obligor on such Receivable. Third-Party Fees incurred in connection with collecting a Receivable will be deducted from collections on such Receivable and will not constitute Net Proceeds.

     "Net Worth" at any particular date, Stockholder's Equity as required by
      ---------
GAAP to be reported on the Borrower's financial statements.

     "Note or Notes": the individual or collective reference to the promissory
      -------------
note or notes of the Borrower in the form of Exhibit B executed and delivered as provided in Section 2.6.

     "Obligor": as to any Receivable, means any Person who owes or may be liable
      -------
for payments under such Receivable.

     "Originating Institution": any of the banking institutions and merchants
      -----------------------
that originated any of the Receivables.

     "Participant": as defined in subsection 8.6(b).
      -----------

     "PAT" or "Portfolio Analysis Tool": the Borrower's proprietary computer
      ---      -----------------------
software which it uses to review and analyze the Receivables in each Portfolio in order to project anticipated recoveries on such Receivables over certain time periods.

     "PAT Recovery Estimate": the valuation of the recovery potential of a
      ---------------------
Portfolio performed by the Borrower to project its expected value through the application of PAT.

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to
      ----
Subtitle A of Title IV of ERISA.

     "Person": an individual, partnership, corporation, business trust, joint
      ------
stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan": at a particular time, any employee benefit plan which is covered by
      ----
ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Portfolio": at any date, the aggregate Receivables purchased by the
      ---------
Borrower from an Originating Institution pursuant to an Asset Purchase
Agreement.

     "Portfolio Purchase Price": for each Portfolio, an amount equal to the
      ------------------------
purchase price of such Portfolio paid or to be paid pursuant to the Asset Purchase Agreement in respect thereof.

     "Prime Rate": the rate of interest per annum published from time to time in
      ----------
the Wall Street Journal which is designated as the prime rate for domestic commercial banks or, if the Wall Street Journal shall cease to publish such a prime rate, in such other financial publication of recognized standing as the Agent shall select.

     "Property": any interest in any kind of property or asset, whether real,
      --------
personal or mixed, and whether tangible or intangible.

     "Receivable": any receivable generated on a credit card account, revolving
      ----------
account, or installment account and identified on a Schedule of Receivables.

     "Receivable File": with respect to each Receivable, (i) the related Asset
      ---------------
Purchase Agreement; (ii) any other documents or records received from or made by the related Originating Institution in respect of such Receivable; (iii) a copy of the marked computer records indicating the interest of the Agent on behalf of the Lenders, as evidenced by a Schedule of Receivables; and (iv) any and all other documents that the Borrower shall keep on file, in accordance with its customary procedures, relating to such Receivable or the related Obligor.

     "Receivables Purchase Agreement": an agreement pursuant to which the
      ------------------------------
Borrower agrees to sell to a Special Purpose Entity, and such Special Purpose Entity agrees to purchase, all or any portion of the Receivables.

     "Regulation U": Regulation U of the Board of Governors of the Federal
      ------------
Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation X": Regulation X of the Board of Governors of the Federal
      ------------
Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Related Collateral": as defined in the Security Agreement.
      ------------------

     "Reorganization": with respect to any Multiemployer Plan, the condition
      --------------
that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event": any of the events set forth in Section 4043(b) of
      ----------------
ERISA, except to the extent that notice thereof has been waived by the PBGC.

     "Required Lenders": at any time, Lenders, the Exposure of which aggregate
      ----------------
at least 66 2/3% of the Total Exposure at such time.

     "Requirement of Law": as to any Person, the certificate of incorporation,
      ------------------
by-laws, operating agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer": the chief executive officer, president, or chief
      -------------------
financial officer.

     "S&P": Standard & Poor's Rating Group, a division of McGraw-Hill
      ---
Corporation.

     "Schedule of Receivables": the computer records (which may consist of a
      -----------------------
CD-Rom) containing a true and complete list of all of the Receivables owned by the Borrower, delivered to the Agent which Schedule shall be updated by the Borrower on a monthly basis.

     "Security": "security" as defined in Section 2(1) of the Securities Act of
      --------
1933, as amended.

     "Security Agreement": the Security Agreement of even date herewith between
      ------------------
the Borrower and the Agent granting to the Agent for the ratable benefit of the Lenders a security interest in the Borrower's Receivables and other Property as described therein, as the same may hereafter be amended, modified or supplemented pursuant to the applicable provisions thereof.

     "Securitized Offering": an offering of notes or other securities backed by
      --------------------
receivables similar to the Receivables pursuant to which such receivables are transferred by the Borrower to another Person making the offering.

     "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but
      --------------------
which is not a Multiemployer Plan.

     "Solvent": as to any Person, as of the time of determination, the financial
      -------
condition under which the following conditions are satisfied:

          (a) the fair market value of the assets of such Person will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Person;

          (b) the present fair saleable value of the Property of such Person will be greater than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

          (c) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and

          (d) such Person will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are then conducted and are proposed to be conducted after the date thereof.

     "Special Purpose Entity": any special purpose corporation, limited
      ----------------------
partnership, limited liability company, trust or other vehicle created by Borrower solely for the purpose of a Securitized Offering.

     "Subsidiary": as to any Person, (i) any corporation, limited liability
      ----------
company, company or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock, interests, shares or similar items of beneficial interest normally entitled to vote for the election of one or more directors, members or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such person or one or more of such Person's Subsidiaries, or any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, and (ii) any corporation, company, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's subsidiaries.

     "Support Agreement": the Support Agreement of even date herewith from
      -----------------
Joseph K. Rensin in favor of the Agent for the ratable benefit of the Lenders, as the same may hereafter be amended, modified or supplemented pursuant to the applicable provisions thereof.

     "Termination Date": October 28, 2001, or any subsequent date to which the
      ----------------
Termination Date shall have been extended pursuant to subsection 2.8(c).

     "Third-Party Fees": with respect to a Receivable, the amount of any court
      ----------------
costs, fees and compensation paid or owed to unrelated third-parties (generally, contingency fee lawyers) retained or otherwise engaged by the Borrower, under fee or compensation arrangements that are contingent upon, and determined by reference to, amounts recovered in respect of the related Receivable.

     "Total Commitment": at any time, the aggregate amount of the Lenders'
      ----------------
Commitments, as in effect at such time.

     "Total Exposure": at any time, the aggregate amount of the Lenders'
      --------------
Exposures at such time.

     "Tranche": the collective reference to Eurodollar Loans in each case whose
      -------
Interest Periods begin on the same date and end on the same later date (whether or not such Loans originally were made on the same date).

     "Type": when used in respect of any Loan or Borrowing, shall refer to the
      ----
Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Eurodollar Rate or the Base Rate.

     "Voting Stock": capital stock of any class or classes of a corporation the
      ------------
holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions) and, as applicable, any equity, participation or ownership interests in any partnership, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture or any other Person which interests are similar by analogy to capital stock or ownership rights giving rise to voting or governance rights.

     1.2. Other Definitional Provisions. Unless otherwise specified therein,
          -----------------------------
all terms defined in this Agreement shall have the defined meanings when used in the Notes, the other Loan Documents or any certificate or other document made or delivered pursuant hereto.

     1.3. Construction. (a) Unless the context of this Agreement otherwise
          ------------
clearly requires, references to the plural include the singular, the singular the plural and the part the whole, "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation." References in this Agreement to "determination" of or by the Agent or the Lenders shall be deemed to include good faith estimates by the Agent or the Lenders (in the case of quantitative determinations) and good faith beliefs by the Agent or the Lenders (in the case of qualitative determinations). Whenever the Agent or the Lenders are granted the right herein to act in their sole discretion or to grant or withhold consent such right shall be exercised in good faith. All references herein to the "knowledge of" or "best knowledge of" a Borrower shall be deemed to refer to the knowledge of a Responsible Officer thereof. The words "hereof," "herein," "hereunder", "hereby" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                 (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate) applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the financial statements contained in the Borrower's final prospectus dated July 29, 1998 and the Borrower's form 10-Q filed September 11, 1998. As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower thereof not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. In the event that any future change in GAAP, without more, materially affects the Borrower's compliance with any financial covenant herein, the Borrower and the Lenders and the Agent shall use their best efforts to modify such covenant in order to account for such change and to secure for the Lenders the intended benefits of such covenant.


                              SECTION 2. THE LOANS

     2.1. Loans. (a) Subject to the terms and conditions and relying upon the
          -----
representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Loans to the Borrower for the purpose described in
Section 3.12, at any time and from time to time on or after the date hereof and until the Termination Date or until the Commitment of such Lender shall have been terminated in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not exceeding the amount of such Lender's Commitment, provided that, no Loan made by the Lenders shall exceed 80% of the
            -------------
Portfolio Purchase Price for the Eligible Portfolio being acquired with the proceeds of such Loan and provided further that (i) no Loan shall be made if
                          ---------------------
after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, the outstanding aggregate principal amount of all Loans made by all Lenders exceeds the Total Commitment at such time and (ii) at all times the outstanding aggregate principal amount of all Loans required to be made by each Lender shall equal the product of (y) its Commitment Percentage times (z) the outstanding aggregate principal amount of all Loans required to be made pursuant to Section 2.2 at such time.

                 (b) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitment Percentages and Section 2.14; provided, however, that, the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

     Within the foregoing limits, the Borrower may borrow, repay and reborrow under the Commitments on or after the date hereof and prior to the Termination Date, subject to the terms, provisions and limitations set forth herein.

     2.2. Loan Procedures. (a) In order to request a Borrowing, the Borrower
          ---------------
shall hand deliver or telecopy (or notify by telephone and promptly confirm by hand delivery or telecopy) to the Agent the completed Borrowing Request (i) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., Philadelphia time, three Business Days before a proposed Borrowing and (ii) in the case of a Base Rate Borrowing, not later than 11:00 a.m., Philadelphia time, on the day of a proposed Borrowing. Such notice shall be irrevocable and shall in each case specify (x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Base Rate Borrowing; (y) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (z) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Revolving Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.2 and of each Lender's portion of the requested Borrowing.

           (b) Subject to Section 2.3(a), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the designated account of the Agent in Philadelphia, Pennsylvania, not later than 2:00 p.m., Philadelphia time, and the Agent shall by 3:00 p.m., Philadelphia time, wire transfer the amounts so received to the designated account of the Borrower or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with this paragraph (b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     2.3. General Provisions Regarding Loans. (a) The Borrower may refinance all
          ----------------------------------
or any part of any Borrowing with any other Borrowing, subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with
Section 2.5 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to the Borrower pursuant to Section 2.2(b).

           (b) All Borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections that, after giving effect thereto, (A) the aggregate principal amount of the Loans comprising each Tranche of Eurodollar Loans shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and (B) the Borrower shall not have outstanding at any one time more than in the aggregate six (6) separate Tranches of Eurodollar Loans.

           (c) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.

     2.4. Fees.
          ----

           (a) Upon the execution of this Agreement, the Borrower agrees to pay to the Agent for the benefit of the Lenders a closing fee of $100,000.

           (b) The Borrower agrees to pay to the Agent for the benefit of the Lenders, on the first day of each month and on the date on which the Commitments shall be terminated as provided herein, a commitment fee (a "Commitment Fee") at
                                                             --------------
a rate per annum equal to one quarter of one percent (1/4%) on the average daily amount of the unused Commitments of the Lenders during the preceding month (or shorter period commencing with the date hereof or ending with the Termination Date or any date on which the Commitments shall be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The Commitment Fee shall commence to accrue on the date hereof, and shall cease to accrue on the earlier of the Termination Date and the termination of the Commitments as provided herein.

           (c) The Borrower agrees to pay to the Agent for the benefit of the Lenders a facility fee of $100,000 which shall be deemed fully earned at Closing but which shall be payable in two installments of $50,000 each on the first and second anniversaries of the Closing Date.

           (d) The Borrower agrees to pay the Agent for its own account a collateral management fee equal to $5,000 per month; the first such payment to be due at Closing and thereafter on the first day of each month beginning November 1, 1998.

           (e) All fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the fees shall be refundable under any circumstances, other than as a result of an error in calculation.

     2.5. Notes; Repayment of Loans. (a) The Loans made by each Lender shall be
          -------------------------
evidenced by a single promissory note duly executed on behalf of the Borrower, dated the

Closing Date, in substantially the form attached hereto as Exhibit B with the blanks appropriately filled, payable to such Lender in a principal amount equal to the Commitment of such Lender. Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.6.

           (b) The outstanding principal balance of each Borrowing (that is, the total amount of the Loans made to purchase an Acquired Eligible Portfolio) which has not been prepaid in full pursuant to the provisions of subsection 2.9 on or before the date which is six (6) months after the date such Borrowing was made shall be payable in twenty four (24) equal monthly installments commencing on the first day of the month following such six-month anniversary and on the first day of each month thereafter; provided, however, that the outstanding principal
                              --------  -------
balance of all Loans shall be due and payable on the Termination Date.

           (c) Each Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to the relevant Note held by such Lender (or on a continuation of such schedule attached to each such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan of such Lender, each payment or prepayment of principal of any Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender
                               --------  -------
to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loan made by such Lender in accordance with the terms hereof and of the relevant Note.

     2.6. Interest on Loans. (a) Subject to the provisions of Section 2.7, each
          -----------------
Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Base Rate plus 1/2%.
     ----

           (b) Subject to the provisions of Section 2.7, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Loan plus 2.5%.
                                            ----

           (c) Accrued interest on each Loan shall be payable on each Interest Payment Date for the period ending on the last day of the immediately preceding month and in the case of each Eurodollar Loan also on the last day of each Interest Period for such Loan; provided that, interest accruing on overdue
                               -------- ----
amounts pursuant to Section 2.7 shall be payable on demand as provided in the Notes. The Eurodollar Rate or the Base Rate for each Interest Period or day within an Interest Period shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

     2.7. Default Rate; Inability to Determine Interest Rate. (a) To the extent
          --------------------------------------------------
not contrary to any Requirement of Law, upon the occurrence and during the continuation of an Event of Default, any principal, past due interest, fee or other amount outstanding hereunder or under the Notes shall, at the option of the Required Lenders, bear interest for each day thereafter until paid in full (after as well as before judgment) at a rate per annum which shall be equal to 2.5% above the Base Rate (but in no event shall any such rate exceed the maximum rate permitted by any Requirement of Law). The Borrower acknowledges that such increased interest rate reflects, among other things, the fact that such loans or other amounts have become a substantially greater risk given its default status and that the Lenders are entitled to additional compensation for such risk.

           (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination absent manifest error shall be conclusive and binding upon the Borrower) that reasonable means do not exist for ascertaining the Eurodollar Base Rate, the Agent shall, as soon as practicable thereafter, give written, telegraphic or telephonic notice of such determination to the Borrower and the Lenders, and any request by the Borrower for a Eurodollar Loan or for conversion to or maintenance of a Eurodollar Loan pursuant to the terms of this Agreement shall be deemed a request for a Base Rate Loan. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Eurodollar Loan shall be deemed to be a request for a Base Rate Loan. Each determination by the Agent hereunder shall be conclusive absent manifest error.

     2.8. Termination and Extension of Commitment. (a) The Commitments shall be
          ---------------------------------------
automatically terminated on the Termination Date.

           (b) Subject to the terms and conditions set forth in this paragraph, upon at least three Business Days' prior irrevocable written or telecopy notice to the Agent, the Borrower may at any time prior to the Termination Date permanently terminate the Total Commitment. In connection with any such termination, the Borrower shall repay the entire outstanding principal amount of the Loans, together with all accrued and unpaid Commitment Fees and other sums due to the Agent and the Lenders hereunder and under the Notes, including (if such termination occurs prior to July 28, 2001) a prepayment fee in the amount of one percent (1%) of the amount of the Total Commitment so terminated.

           (c) Unless either the Borrower or any Lender through the Agent, notifies the other party in writing at least ninety (90) days prior to the then current Termination Date that it does not elect to extend its Commitment beyond such Termination Date, then, subject to the condition precedent that on or before the Termination Date then in effect the Borrower pays to the Agent for the benefit of the Lenders an extension fee of $50,000, (i) the Commitments shall without further act by any party hereto, be extended by one year beyond the Termination Date then in effect and (ii) the term "Termination Date" shall thereafter mean the date which is one year after the Termination Date then in effect.

     2.9. Optional and Mandatory Prepayments of Loans. (a) The Borrower shall
          -------------------------------------------
have the right at any time and from time to time to prepay any Loan, in whole or in part, without premium or penalty (but in any event subject to Section 2.13), upon prior written, telecopy or telephonic notice to the Agent given no later than 2:00 p.m., Philadelphia time, one Business Day before any proposed prepayment.

           (b) If a certificate delivered pursuant to subsection 5.2(b) shows that during the period since the date of acquisition of all Acquired Eligible Portfolios which have been owned by the Borrower for at least six months and not transferred by the Borrower in connection with a Securitized Offering, the Net Proceeds received by the Borrower on account of the Receivables in all such Acquired Eligible Portfolios is less than seventy percent (70%) of the PAT Recovery Estimate for all such Acquired Eligible Portfolios for such period, then Borrower shall prepay to the Agent for the account of the Lenders, an amount equal to the product of (x) one percent (1%) times (y) the aggregate amount of the Loans made by the Lenders and applied toward the Portfolio Purchase Price of all such Acquired Eligible Portfolios, times (z) the difference (rounded to the nearest whole number) between (i) seventy and (ii) the percentage of Net Proceeds actually collected on all such Acquired Eligible Portfolios during such period. Such amount shall be applied as a prepayment of such Loans and shall be made ratably among the Lenders in accordance with their respective Commitment Percentages and shall be applied to installments due on such Loans in inverse order of maturity.

           (c) Upon the sale or transfer by the Borrower of all or any part of the Receivables in an Acquired Eligible Portfolio in connection with a Securitized Offering, whether pursuant to a Receivables Purchase Agreement or otherwise, the Borrower shall immediately repay to the Agent for the account of the Lenders the outstanding principal amount of, and accrued interest on, the Loan related to such Acquired Eligible Portfolio.

           (d) Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan to be prepaid. All prepayments under this Section on other than Base Rate Borrowings shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

           (e) No payment on account of principal or interest shall be due in connection with, or as a condition to, the sale or transfer by Borrower in the ordinary course of its business of any Receivables which are not part of an Acquired Eligible Portfolio, or any other Collateral sold or disposed of by Borrower in the ordinary course of business for fair consideration in accordance with the provisions of the Loan Documents.

     2.10. Illegality. Notwithstanding any other provision herein, if any
           ----------
change after the date of this Agreement in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert or refinance Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.13.

     2.11. Requirements of Law. (a) In the event that any change after the date
           -------------------
of this Agreement in any Requirement of Law or in the interpretation, or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 2.12 and taxes on the overall net income, gross receipts or revenue of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the interest rate on such Eurodollar Loan hereunder; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall as promptly as practicable pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall as promptly as practicable notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. If any amount is refunded to such Lender, such Lender will promptly reimburse Borrower for amounts paid in respect of the refunded amount.

           (b) In the event that any Lender shall have determined that any change after the date of this Agreement in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission as promptly as practicable by such Lender to the Borrower (with a copy to the Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

           (c) Each Lender agrees that it will use reasonable efforts in order to avoid or to minimize, as the case may be, the payment by the Borrower of any additional amount under subsections 2.11(a) and (b); provided, however, that no
                                                     --------  -------
Lender shall be obligated to incur any expense, cost or other amount in connection with utilizing such reasonable efforts.

     2.12. Taxes. (a) All payments made by the Borrower under this Agreement
           -----
and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Lender, net income taxes and franchise or gross receipts taxes (imposed in lieu of net income taxes) imposed on the Agent or such Lender, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Lender or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). Except as provided in Section 2.12(c) and the penultimate sentence of this Section 2.12(a), if any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. If as a result of a payment by the Borrower of Taxes pursuant to this subsection a Lender receives a tax benefit or tax savings such as by receiving a credit against, refund of, or reduction in Taxes which such Lender would not have received but for the payment by the Borrower of Taxes pursuant to this subsection, then such Lender shall promptly pay to the Borrower the amount of such credit, refund, reduction or any other similar item. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

           (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and
(ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Lender shall deliver to the Borrower and the Agent, with respect to Taxes imposed by any Governmental Authority other than the United States of America, similar forms, if available (or the information that would be contained in similar forms if such forms were available), to the forms which are required to be provided under this subsection with respect to Taxes of the United States of America.

           (c) The Borrower shall not be required to pay any additional amounts to the Agent or any Lender in respect of payments of United States withholding tax or other Taxes made by the Borrower which are consistent with the forms and information delivered to the Borrower and the Agent or if the payment of such amounts would not have arisen but for a failure by the Agent or such Lender to comply with the requirements of subsection 2.12(b) or the Agent or such Lender did not timely deliver to the Borrower the forms listed or described in subsection 2.12(b) or did not take such other steps as reasonably may be available to it under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such United States withholding tax and other Taxes or, if such steps were taken, the information was not timely and duly delivered to the Borrower.

     2.13. Indemnity. (a) The Borrower agrees to indemnify each Lender and to
           ---------
hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (i) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan or Base Rate Loan,
(ii) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans or Base Rate Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (iv) the making of a prepayment of Eurodollar Loans or Base Rate Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

           (b) For the purpose of calculation of all amounts payable to a Lender under subsection 2.13(a), each Lender shall be deemed to have actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Base Rate in an amount equal to the amount of the Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided,
                                                                       --------
however, that each Lender may fund each of its Eurodollar Loans in any manner it
-------
sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.

     2.14. Pro Rata Treatment, etc. Except as required under Section 2.10 and
           -----------------------
subject to the provisions of the Fee Letter, each Borrowing, each payment or prepayment of principal of any Borrowing, each conversion of Loans, each payment of interest on the Loans and each payment of Commitment Fees and other fees payable for the benefit of the Lenders shall be made pro rata among the Lenders in accordance with their respective Commitment Percentages. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

     2.15. Payments; Loan Account. (a) The Borrower shall make each payment
           ----------------------
(including principal of or interest on any Loan or any fees or other amounts) hereunder not later than 2:00 p.m., Philadelphia time, on the date when due in Dollars to the Agent at its offices at 11 Penn Center, 1835 Market Street, Philadelphia, Pennsylvania, or at such other place as may be designated by the Agent, in immediately available funds.

           (b) Whenever any payment (including principal of or interest on any Loan or any Commitment Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Commitment Fees, if applicable.

           (c) Any and all payments on account of the Loans will be applied to accrued and unpaid interest, outstanding principal and other sums due hereunder or under the Loan Documents, either as expressly provided in this Agreement or if not so expressly provided, and in any event after the occurrence and during the continuance of an Event of Default, then in such order as the Agent, in its discretion, elects. If the Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

           (d) The Agent will maintain on its books on behalf of the Lenders a loan account (the "Loan Account") to which shall be charged all advances of Loans when made to the Borrower and all accrued interest and fees, expenses, charges and other amounts due and payable hereunder and under the Notes on the date when due and to which shall be credited all payments, repayments and prepayments made by the Borrower pursuant to this Agreement and the Notes on the date when received by the Agent. All outstanding amounts shown on the Loan Account shall constitute Loans hereunder and shall be evidenced by the Notes and secured by the Collateral. Except in the case of manifest error in computation, the Loan Account will be conclusive and binding on the Borrower as to the amount at any time due to the Lenders from the Borrower under this Agreement and the Notes.

     2.16. Conversion and Continuation Options. The Borrower shall have the
           -----------------------------------
right at any time upon prior irrevocable notice to the Agent (i) not later than 11:00 a.m., Philadelphia time, on the Business Day of conversion, to convert any Eurodollar Loan to a Base Rate Loan, (ii) not later than 2:00 p.m., Philadelphia time, three Business Days prior to conversion or continuation, to (y) convert any Base Rate Loan into a Eurodollar Loan, or (z) to continue any Eurodollar Loan as a Eurodollar Loan for any additional Interest Period and (iii) not later than 2:00 p.m., Philadelphia time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Loan to another permissible Interest Period, subject in each case to the following:

           (a) a Eurodollar Loan may not be converted at a time other than the last day of the Interest Period applicable thereto;

           (b) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Loan;

           (c) no Eurodollar Loan may be continued as such and no Base Rate Loan may be converted to a Eurodollar Loan when any Default or Event of Default has occurred and is continuing;

           (d) any portion of a Eurodollar Loan that cannot be converted into or continued as a Eurodollar Loan by reason of paragraph 2.16(b) or 2.16(c) automatically shall be converted at the end of the Interest Period in effect for such Loan to a Base Rate Loan;

           (e) on the last day of any Interest Period for Eurodollar Loans, if the Borrower has failed to give notice of conversion or continuation as described in this subsection, such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period; and


                    SECTION 3. REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Agreement, and to make the Loans, the Borrower hereby represents and warrants to the Agent and each Lender that:

     3.1. Financial Condition. (a) The audited consolidated balance sheets of
          -------------------
the Borrower and its consolidated Subsidiaries as at December 31, 1997 and the related statements of income and of cash flows for the fiscal year ended on such date, copies of which have heretofore been furnished to each Lender, present fairly the financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the results of its operations and its consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and the notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither the Borrower nor any of its consolidated Subsidiaries has, at the date of the most recent balance sheet referred to above, any material Contingent Obligation, liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is required by GAAP to be but is not reflected in the foregoing statements or in the notes thereto.

           (b) (i) As of the Closing Date and after giving effect to this Agreement and any Loans to be made on the Closing Date, the Borrower is Solvent.

                 (ii) The Borrower does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Debt.

     3.2. No Adverse Change. Since June 30, 1998 to the Closing Date, there has
          -----------------
been no change in the business, Properties, operations or financial condition of the Borrower or any other development or event which has had a Material Adverse Effect.

     3.3. Existence; Compliance with Law. The Borrower (a) is duly organized,
          ------------------------------
validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not, in the aggregate, have a Material Adverse Effect and (d) is in compliance with all Requirements of Law the non-compliance with which would have a Material Adverse Effect.

     3.4. Power; Authorization; Enforceable Obligations. The Borrower has the
          ---------------------------------------------
power (corporate or otherwise), authority, and legal right, to make, deliver and perform this Agreement, the Notes and the other Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (including stockholders and creditors of the Borrower) is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents. This Agreement has been, and each Note and other Loan Document will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each Note and other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     3.5. No Legal Bar. The execution, delivery and performance of this
          ------------
Agreement, the Notes and the other Loan Documents by the Borrower, the borrowings hereunder and the use of the proceeds thereof will (i) not violate any Requirement of Law, (ii) not violate any Contractual Obligation of the Borrower, and (iii) not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation other than pursuant to the Security Agreement.

     3.6. No Material Litigation. Except as set forth on Schedule 3.6, no
          ----------------------
litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened against the Borrower or against any of the respective properties or revenues or against any Plan (a) with respect to this Agreement, the Notes or the other Loan Documents or any of the transactions contemplated hereby, or (b) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would have a Material Adverse Effect.

     3.7. No Default. The Borrower is not in default under or with respect to
          ----------
any of its Contractual Obligations in any respect which would have a Material Adverse Effect. No Event of Default has occurred and is continuing.

     3.8. Taxes. The Borrower has filed or caused to be filed all tax returns
          -----
which, to the knowledge of the Borrower, are required to be filed (or has obtained authorized extensions for such filings) and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower, as the case may be); no material tax Lien has been filed against the Borrower and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such material tax, fee or other charges.

     3.9. Federal Regulations. No part of the proceeds of any Loans will be
          -------------------
used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of Regulation U. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No part of the proceeds of the loans hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

     3.10. ERISA. (a) Each Plan has complied in all respects with the
           -----
applicable provisions of ERISA and the Code, except to the extent that failure to so comply would not have a Material Adverse Effect. No prohibited transaction or accumulated funding deficiency (each as defined in subsection 7.1(h)) or Reportable Event has occurred with respect to any Single Employer Plan which would have a Material Adverse Effect, except as disclosed on Schedule 3.10.

           (b) The present value of all accrued benefits under each Single Employer Plan maintained by the Borrower or a Commonly Controlled Entity (based on those assumptions used to fund the Plans), as calculated on a termination basis, did not, as of the last annual valuation date, exceed the value of the assets of the Plans allocable to such benefits by an amount which exceeds $500,000 or which would have a Material Adverse Effect.

          (c) Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan for which any liability remains unsatisfied which would exceed $500,000 or which, together with liabilities referred in subsections (b) and (d) hereof, would exceed $500,000 or which in either event would have a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject under ERISA to any liability which would exceed $500,000 or which, together with other liabilities referred in subsections (b) and (d) hereof or this subsection
(c), would exceed $500,000 or which in either event would have a Material Adverse Effect if any of the Borrower or such Commonly Controlled Entity were to withdraw completely from any Multiemployer Plan as of the valuation date most closely preceding the date this representation is made or deemed made. To the best of the Borrower's knowledge, such Multiemployer Plans are neither in Reorganization as defined in Section 4241 of ERISA nor Insolvent.

           (d) The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount which exceeds $500,000 or which, together with liabilities referred in subsections (b) and (c) hereof, exceeds $500,000 or which in either event would have a Material Adverse Effect.

     3.11. Investment Company Act; Public Utility Holding Company Act. The
           ----------------------------------------------------------
Borrower is not (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

     3.12. Purpose of Loans. The proceeds of the Loans shall be used by the
           ----------------
Borrower to acquire Eligible Portfolios from Originating Institutions pursuant to Asset Purchase Agreements.

     3.13. Environmental Matters. Except as set forth in Schedule 3.13, to the
           ---------------------
knowledge of the Borrower, each of the representations and warranties set forth in paragraphs (a) through (e) of this subsection is true and correct with respect to each parcel of real property owned or operated by the Borrower (the "Properties"), except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct would not have a Material Adverse
Effect:

           (a) The Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Materials of Environmental Concern in concentrations which violate Environmental Laws.

           (b) The Properties and all operations and facilities at the Properties are in compliance with Environmental Laws, and there is no Materials of Environmental Concern contamination or violation of any Environmental Law which would materially interfere with the continued operation of any of the Properties or materially impair the fair saleable value of any thereof.

           (c) As of the Closing Date, the Borrower has not received any written complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding a violation of Environmental Law or permit compliance with regard to the Properties, nor is the Borrower aware that any Governmental Authority is contemplating delivering to the Borrower any such notice.

           (d) Materials of Environmental Concern have not been generated, treated, stored, disposed of, at, on or under any of the Properties, nor have any Materials of Environmental Concern been transferred from the Properties to any other location except in either case in the ordinary course of business of the Borrower and in material compliance with all Environmental Laws.

           (e) There are no governmental, administrative actions or judicial proceedings pending or contemplated under any Environmental Laws to which the Borrower is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

     3.14. Patents, Trademarks, etc. The Borrower has obtained and holds in full
           ------------------------
force and effects all patents, trademarks, servicemarks, trade names, copyrights or licenses therefor and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted. To the Borrower's' best knowledge, no material product, process, method, substance, part or other material presently sold by or employed by the Borrower in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person so as to have a Material Adverse Effect. There is not pending or, to Borrower's knowledge, threatened any claim or litigation against or affecting any of the Borrower contesting its right to sell or use any such product, process, method, substance, part or other material which would have a Material Adverse Effect.

     3.15. Ownership of Property. The Borrower has good and marketable fee
           ---------------------
simple title to or valid leasehold interests in all real property owned or leased by the Borrower, and good title to all of the Collateral subject to no Lien of any kind except Liens permitted hereby. The Borrower enjoys peaceful and undisturbed possession under all of its respective leases except to the extent the lack thereof would not have a Material Adverse Effect.

     3.16. Licenses, etc. The Borrower has obtained and holds in full force and
           -------------
effect, all franchises, licenses, permits, certificates, authorizations, qualifications, easements, rights of way and other rights, consents and approvals which are necessary for the operation of its business as presently conducted except any the absence of which would not reasonably be expected to have a Material Adverse Effect.

     3.17. No Burdensome Restrictions. The Borrower is not a party to any
           --------------------------
agreement or instrument or subject to any other Contractual Obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     3.18. Labor Matters. There are no collective bargaining agreements or
           -------------
Multiemployer Plans covering the employees of the Borrower, and the Borrower has not suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years and to the best knowledge of the Borrower, there are none now threatened.

     3.19. No Material Misstatements. No information, report, financial
           -------------------------
statement, exhibit or schedule furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of this Agreement or any Note or other Loan Document or included therein contains any misstatement of fact, or omitted or omits to state any fact necessary to make the statements therein not misleading, where such misstatement or omission would in Borrower's judgment be material to the interests of the Lenders with respect to the Borrower's ability (taken as a whole) to perform its obligations hereunder.

     3.20. Asset Purchase Agreements and Receivables. The representations and
           -----------------------------------------
warranties of the Borrower regarding the Asset Purchase Agreements and the Receivables contained in Section 4 of the Security Agreement are true and correct in all material respects and, to the Borrower's knowledge, the representations and warranties of each Originating Institution under its Asset Purchase Agreement shall be true and correct in all material respects as of the closing of the sale under such Asset Purchase Agreement.

     3.21. Title to Collateral; Perfected Security Interest. With respect to
           ------------------------------------------------
each item of Collateral, including, without limitation, the Receivables, the Borrower owns good and marketable title thereto, free and clear of all Liens, charges or claims except Liens permitted hereby or Liens which would not have a material adverse effect on the value of the Collateral or the collectibility of the Receivables. Upon the funding of any Loan, the Agent, for the ratable benefit of the Lenders, shall have a perfected security interest of first priority under applicable law in the related Collateral subject to no other Liens.

     3.22. Year 2000. The Borrower has reviewed the areas within its business
           ---------
and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the risk that certain computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in any Material Adverse Effect.

     All of the foregoing representations and warranties shall survive the execution and delivery of the Notes and the making by the Lenders of the Loans hereunder.

                    SECTION 4. CONDITIONS PRECEDENT; CLOSING

     4.1. Conditions to Closing. The agreement of each Lender to enter into
          ---------------------
this Agreement and make its initial Loan is subject to the satisfaction, immediately prior to or concurrently with such Loans, of the following conditions precedent:

           (a) Loan Documents. The Agent shall have received (i) this Agreement
               --------------
executed by the Borrower, with a counterpart for each Lender, (ii) for the account of each Lender, a Note conforming to the requirements hereof and executed by the Borrower, (iii) the Support Agreement executed by Joseph K. Rensin and (iv) the Security Agreement executed by the Borrower.

           (b) Corporate Proceedings. The Agent shall have received a copy of
               ---------------------
the resolutions or other proceedings or action, in form and substance satisfactory to the Agent, taken on behalf of the Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, and (ii) the borrowings contemplated hereunder, as of the Closing Date, which certificates shall state that such resolutions, or other proceedings or action thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Agent.

           (c) Representations and Warranties True; No Default. The
               -----------------------------------------------
representations and warranties of the Borrower contained in Section 3 hereof shall be true and accurate on and as of the Closing Date in all material respects with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions hereof; and no Event of Default or Default under this Agreement shall have occurred and be continuing or shall exist.

           (d) Corporate Documents. The Agent shall have received, with a
               -------------------
counterpart for each Lender, true and complete copies of the certificate of incorporation and bylaws of the Borrower certified as of the Closing Date as complete and correct copies thereof by a duly authorized officer of the Borrower and any good standing certificate recently issued by the Secretaries of State (or the equivalent thereof) of each state in which the Borrower has been incorporated or is required to be qualified to transact business.

           (e) Incumbency. The Agent shall have received a written certificate
               ----------
dated the Closing Date by a Responsible Officer of the Borrower as to the names and signatures of the officers of the Borrower authorized to sign this Agreement and the other Loan Documents. The Agent may conclusively rely on such certificate until it shall receive a further certificate by a Responsible Officer of such Borrower amending such prior certificate.

           (f) Fees. The Borrower shall have paid (i) the closing fee in the
               ----
amount of $100,000 and (ii) all other fees and expenses due and payable hereunder on or before the Closing Date (if then invoiced), including without limitation the reasonable fees and expenses of counsel to the Agent.

           (g) Legal Opinions. The Agent shall have received, with a counterpart
               --------------
for each Lender, the executed legal opinion of Piper & Marbury, L.L.P., counsel to the Borrower and to Joseph K. Rensin, addressed to the Lenders and satisfactory in form and substance to the Agent and its counsel covering such matters incident to the transactions contemplated by this Agreement and the other Loan Documents as the Agent may reasonably require. The Borrower hereby directs such counsel to deliver such opinion, upon which the Lenders and the Agent may rely.

           (h) No Material Adverse Change. There shall be no material adverse
               --------------------------
change in the business, operations, Property, or financial or other condition of the Borrower nor any material change in the management of the Borrower or an event which would cause or constitute a Material Adverse Effect; and there shall be delivered to the Agent for the benefit of each Lender a certificate dated the Closing Date and signed on behalf of the Borrower by a Responsible Officer to each such effect.

           (i) No Litigation. No action, proceeding, investigation,
               -------------
regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Agreement or the consummation of the transactions contemplated hereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

           (j) Evidence of Insurance. The Borrower shall have provided to
               ---------------------
each of the Lenders copies of the evidence of insurance required by subsection 5.5(b) and evidence of the life insurance required by subsection 5.5(c).

           (k) UCC Searches. The Agent shall have received financing
               ------------
statement searches and such other evidence as the Agent reasonably deems necessary to show that the Borrower has good, marketable and unencumbered title to its assets, free and clear of any Liens except for Liens permitted hereby.

           (l) Consents. Certified copies of all documents evidencing any
               --------
necessary corporate action, consents and governmental approvals (if any) with respect to this Agreement shall have been delivered to the Agent.

           (m) Financing Statements. Evidence (which may be telephonic) of
               --------------------
the filing of proper financing statements on Form UCC-1 naming the Borrower as debtor and the Agent as secured party, or other similar instruments or documents, as may be necessary or, in the reasonable opinion of the Agent, desirable under the UCC of all applicable jurisdictions to perfect the interest of the Agent in the Collateral; and

           (n) Additional Documents. The Agent shall have received such
               --------------------
additional documents, certificates and information as the Agent may require pursuant to the terms hereof or as the Agent may otherwise reasonably request.

     4.2. Conditions to Each Loan. The agreement of each Lender to make any
          -----------------------
Loan requested to be made by it on any date (including, without limitation, the first such Loan hereunder) is subject to the satisfaction of the following conditions precedent:

           (a) Action as to Collateral. As to each Eligible Portfolio which
               -----------------------
is to be acquired with the proceeds of such Loan, the Asset Purchase Agreement pursuant to which such Eligible Portfolio has been (or will from the proceeds of such Loan be) purchased by the Borrower shall have been executed and delivered by the Borrower and the applicable Originating Institution, shall have been delivered to the Agent and be in form and substance satisfactory to the Agent, shall be in full force and effect with all conditions precedent to the purchase of the Eligible Portfolio thereunder having been satisfied with no defaults in existence, and such Originating Institution shall have performed all its obligations thereunder which, pursuant to the terms of the applicable Asset Purchase Agreement, are required to be performed prior to the purchase of the Eligible Portfolio thereunder.

           (b) Representations and Warranties. Each of the representations
               ------------------------------
and warranties made by the Borrower herein or which are contained in any other Loan Document or any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects on and as of such date as if made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein);

           (c) No Default. No Default or Event of Default shall have occurred
               ----------
and be continuing on such date or after giving effect to the Loans requested to be made on such date; and

           (d) No Contravention of Law. The making of the Loans shall not
               -----------------------
contravene any Requirement of Law applicable to the Borrower or any of the Lenders.

           (e) Net Worth Requirement. The Net Worth of the Borrower shall be
               ---------------------
at least the amount set forth opposite each period during which the requested Loans are to be made:

                  Period                          Required Net Worth
                  ------                          ------------------

         Closing Date - 12/30/98                      $30,000,000
         12/31/98 - 12/30/99                          $33,000,000
         12/31/99 - 12/30/00                          $36,000,000
         12/31/00 and thereafter                      $39,000,000

Each Borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Borrowing that the conditions contained in this Section 4.2 have been satisfied.

     4.3. Conditions to Release of Collateral. (a) The Borrower shall be
          -----------------------------------
entitled to the release of the Agent's security interest in the Receivables in an Acquired Eligible Portfolio and all the Related Collateral upon satisfaction of the following conditions precedent:

          (i) The Agent shall have received from the Borrower the certificate of a Responsible Officer specifying that all, or any portion of, the Acquired Eligible Portfolio which is the subject of the release will be sold and transferred by the Borrower in connection with a Securitized Offering;

          (ii) No Default or Event of Default shall have occurred and be continuing on the date of such release or after giving effect to the release requested to be made on such date; and

          (iii) The Borrower shall prepay the outstanding principal balance of the Borrowing made with respect to such Acquired Eligible Portfolio.

     (b) The Borrower shall be entitled to a release of the Agent's security interest in (i) Receivables other than those in an Acquired Eligible Portfolio (and the Related Collateral) upon their sale by the Borrower to a Special Purpose Entity, and (ii) all other Collateral upon its sale by the Borrower in the ordinary course of business for fair consideration provided that at the time of such sale no Default or Event of Default shall have occurred and be continuing. The Agent shall provide such evidence of such release as the Borrower may request, but the release of the Collateral described in this clause
(b) shall occur automatically and without any further action by the Agent upon the sale described above.

     4.4. Closing. The closing (the "Closing") of the transactions contemplated
          -------
hereby shall take place at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, PA 19103, commencing at 11:00 A.M., Philadelphia time, on October 28, 1998 or such other place or date as to which the Agent, the Lenders and the Borrower shall agree. The date on which the Closing shall be completed is referred to herein as the "Closing Date".
                                                         ------------

                        SECTION 5. AFFIRMATIVE COVENANTS

     The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid, or any other amount is owing to any Lender or the Agent hereunder, the Borrower shall:

     5.1. Financial Statements. Furnish to each Lender:
          --------------------

          (a) as soon as available, but in any event not later than 90 days after the close of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower, including therein consolidated (and as to any Material Subsidiary consolidating) balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year, and related consolidated (and as to any Material Subsidiary consolidating) statements of income, retained earnings and cash flow of the Borrower and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with the prior year with such changes therein as shall be approved by the Borrower's independent certified public accountants, such consolidated financial statements to be certified by Grant Thornton LLP or other independent certified public accountants selected by the Borrower reasonably acceptable to the Required Lenders, without any exception or qualification;

          (b) as soon as available, but in any event not later than 30 days after each month end, an unaudited balance sheet of the Borrower on a consolidated (and as to any Material Subsidiary consolidating) basis and unaudited statement of income and stockholder's equity and cash flow of the Borrower on a consolidated (and as to any Material Subsidiary consolidating) basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month prepared on a basis consistent with prior past practices and complete and correct in all material respects, subject to normal year end adjustments; and

          (c) as soon as available, but in any event not later than 60 days prior to the beginning of the Borrower's fiscal year, commencing with fiscal year 1999, month by month projected operating budget and cash flow of the Borrower on a consolidated (and as to any Material Subsidiary consolidating) basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter.)

     5.2. Certificates; Other Information. Furnish to each Lender:
          -------------------------------

          (a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b), (i) a certificate on behalf of the Borrower executed by a Responsible Officer, showing in detail the calculations demonstrating compliance with the financial covenants set forth in Section 6.1, stating that, to the best of his or her knowledge, the Borrower during such period has kept, observed, performed and fulfilled each and every covenant and condition contained in this Agreement and in the Notes and the other Loan Documents applicable to it and that he or she obtained no knowledge of any Default or Event of Default except as specifically indicated;

          (b) with respect to each Acquired Eligible Portfolio, beginning on the six-month anniversary of the acquisition of such Acquired Eligible Portfolio and continuing thereafter until such Acquired Eligible Portfolio is transferred to or otherwise becomes subject to a Securitized Offering or the Borrowing made to purchase such Acquired Eligible Portfolio is otherwise paid, not later than thirty (30) days after the end of each fiscal quarter of the Borrower, a collections performance report for such Acquired Eligible Portfolios in reasonable detail and certified on behalf of the Borrower by a Responsible Officer;

          (c) with respect to each Portfolio owned or acquired by the Borrower (whether or not transferred to or otherwise subject to a Securitized Offering), not later than thirty (30) days after the end of each month, a collections performance report for such Portfolios in reasonable detail and certified on behalf of the Borrower by a Responsible Officer;

          (d) any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to the stockholders;

          (e) promptly after the Borrower's receipt thereof, a copy of any "management letter" or other material report received by the Borrower from its certified public accountants; and

          (f) promptly, such additional financial and other information as any Lender or the Agent may from time to time reasonably request.

     5.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or
          ----------------------
before maturity or before they become delinquent, as the case may be, all its Debt obligations of whatever nature, except (x) in the case of Debt other than that described in subsection 7.1(f), when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower, as the case may be, or (y) where the failure so to pay such Debt is in the normal course of the Borrower's business as now conducted and would not have a Material Adverse Effect.

     5.4. Conduct of Business and Maintenance of Existence. Subject to Section
          ------------------------------------------------
6.10 hereof, continue to engage in all material respects in business of the same general type as now conducted by it and, except to the extent that failure to do so would not have a Material Adverse Effect, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, trademarks, trade names, licenses, franchises and other authorizations necessary in the normal conduct of its business; comply with all Contractual Obligations (other than those which evidence Debt) and Requirements of Law except to the extent that failure to comply therewith would not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

     5.5. Maintenance of Property; Insurance. (a) Maintain in good repair,
          ----------------------------------
working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all Property material or necessary to its business, and from time to time make or cause to be made all appropriate repairs, renewals or replacements thereof.

          (b) Insure its properties, assets and operations against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, worker's compensation, public liability and business interruption insurance) and against other risks (including fidelity, theft of documents, forgery and errors and omissions) in such amounts as similar properties, assets and risks are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. The Borrower shall deliver (i) on the Closing Date and annually thereafter an original certificate of insurance signed by the Borrower's independent insurance broker describing and certifying as to the existence of the insurance on the Borrower's properties, assets and risks required to be maintained by this Agreement and (ii) at the request of the Agent from time to time a summary schedule indicating all insurance then in force with respect to the Borrower. The Borrower shall notify the Lenders promptly of any occurrence causing a material loss or decline in value of the properties, assets and operations and the estimated (or actual, if available) amount of such loss or decline. Following the occurrence and continuance of an Event of Default, any monies constituting insurance proceeds shall, if received by the Borrower, be held in trust for the benefit of the Lenders and promptly paid over to the Agent, on behalf of the Lenders, and all such proceeds may, at the option of the Agent, either (i) be applied by the Lenders to the payment of the Loans in such manner as the Lenders may reasonably determine, or (ii) be disbursed to the Borrower on such terms as are deemed appropriate by the Lenders for the repair, restoration and/or replacement of property in respect of which such proceeds were paid. Otherwise, so long as no Event of Default has occurred, any monies constituting insurance proceeds received by the Borrower shall be applied by the Borrower to the repair, restoration and/or replacement of property in respect of which such proceeds were paid, all as the Borrower reasonably deems appropriate.

          (c) Maintain at all times in effect free and clear of any Lien or assignment a key man life insurance policy on the life of Joseph K. Rensin in a face amount of not less than $4,000,000, the proceeds of which shall be payable to the Borrower.

     5.6. Inspection of Property; Books and Records; Discussions. (a) Upon
          ------------------------------------------------------
reasonable notice, permit any of the officers or authorized employees or representatives of the Agent or any of the Lenders to visit and inspect during normal business hours any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts (including those of its Affiliates) with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request.

          (b) Maintain and keep proper books of record and account which enable the Borrower to issue financial statements in accordance with GAAP and as otherwise required by applicable Requirements of Law, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

          (c) Permit an audit by the Agent, or a Person selected by the Agent, of the Collateral to be conducted four (4) times in any calendar year, the costs of which audits shall be paid by the Borrower in an amount up to $750 per diem plus out-of-pocket expenses; provided that, if an Event of Default shall occur, the Lender may request additional audits of the Collateral, the expense of which additional audits shall also be paid for by the Borrower.

     5.7. Notices. Promptly, upon Borrower becoming aware, give notice to the
          -------
Agent and each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Debt of the Borrower
(ii) litigation, investigation or proceeding which may exist at any time between the Borrower and any Governmental Authority which, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

          (c) any litigation or proceeding which, if adversely determined, would have a Material Adverse Effect on the Borrower;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan which may, individually or in the aggregate, result in a liability which would have a Material Adverse Effect or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan in a distress termination under Section 4041(c) of ERISA or Multiemployer Plan; and

          (e) an event which has had a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of the Borrower, executed on its behalf by a Responsible Officer, setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

     5.8. Environmental Laws. (a) Comply with, and require compliance by all
          ------------------
tenants and to the extent possible, all subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and require that all tenants and to the extent possible, all subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws except to the extent that failure to so comply or obtain or maintain such documents would not have a Material Adverse Effect.

          (b) Except as set forth in Schedule 3.13, comply with all lawful and binding orders and directives of all Governmental Authorities respecting Environmental Laws except to the extent that failure to so comply would not have a Material Adverse Effect.

          (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated by the Borrower, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the negligence or willful misconduct of any of the foregoing enumerated parties.

     5.9. Compliance with Security Documents. The Borrower will at all times
          ----------------------------------
comply with all of the provisions of, and perform all of its obligations under, the Security Agreement.

     5.10. Establishment of Borrower Collection Accounts. The Borrower agrees
           ---------------------------------------------
that within thirty (30) days from the Closing Date, it will establish one or more Borrower Collection Accounts to which all collections of Receivables will be transferred and the right to control such Borrower Collection Accounts upon the occurrence of an Event of Default shall have been assigned to the Agent for the benefit of each Lender.


                          SECTION 6. NEGATIVE COVENANTS

     The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid, or any other amount is owing to any Lender or the Agent hereunder, the Borrower shall not, directly or indirectly:

     6.1. Net Worth Covenant.
          ------------------

          Permit at any time its Net Worth to be less than the sum of (i) $30,000,000 plus (ii) an amount equal to 50% of the consolidated net income (but not loss) of the Borrower determined in accordance with Section 1.3(b) of this Agreement for each fiscal year of the Borrower commencing with the Borrower's fiscal year ending December 31, 1998, each increase to be effective as of the last day of each fiscal year.

     6.2. Limitation on Debt. At any time incur, create, assume, or suffer to
          ------------------
exist any Debt except:

          (a) Debt in respect of the Loans and other obligations of the Borrower under this Agreement and the Notes;

          (b) Current accounts payable incurred in the ordinary course of the Borrower's business, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of the Borrower's business;

          (c) Existing Debt for borrowed money and obligations in respect of Capital Leases, in each case as described on Schedule 6.2;

          (d) Future purchase money Debt and obligations in respect of Capital Leases provided that such Debt and obligations (i) do not exceed one hundred percent (100%) of the purchase price of the assets purchased and/or leased and
(ii) do not exceed an additional $2,000,000 in such Debt and Capital Leases in the aggregate in any fiscal year, measured by the principal amount of the purchase money Debt or the capitalized cost to the Borrower of the equipment subject to the Capital Lease;

          (e) Letter of credit in the face amount of $250,000 issued by First Union National Bank in favor of A and E Partners L.P.; and

          (f) Debt of any corporation or other entity acquired by Borrower in an acquisition permitted under Section 6.6, and not created in contemplation of such acquisition.

     Any of such future or existing permitted Debt may not be refinanced or replaced for an amount greater than the then outstanding principal balance thereof without the consent of the Lender.

     6.3. Limitation on Liens. Create, incur, assume or suffer to exist any
          -------------------
Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) The following, (i) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (ii) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not materially impair the ability of the Borrower to perform its obligations hereunder or under the other Loan Documents:

              (A) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Borrower maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

              (B) Claims, Liens or encumbrances upon, and defects of title to, real or personal property including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; and

              (C) Claims or Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other statutory nonconsensual Liens;

          (b) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (c) liens incurred or deposits made to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business of the Borrower;

          (d) easements, rights-of-way, restrictions, leases, subleases and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not interfere with the ordinary conduct of the business of the Borrower;

          (e) other Liens not otherwise encumbering any of the Collateral which are incurred in the ordinary course of business and secure Debt of the Borrower permitted under Section 6.2; and

          (f) Any lien existing on any asset of any corporation or other entity at the time such corporation or other entity is acquired by Borrower in an acquisition permitted under Section 6.6, and not created in contemplation of such event, or any lien existing on any asset prior to the acquisition thereof by the Borrower and not created in contemplation of such acquisition.

     6.4. Prohibitions on Fundamental Changes. Enter into any merger or
          -----------------------------------
consolidation, unless the Borrower is the surviving entity, or unless such event occurs in connection with an acquisition permitted under Section 6.6, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except that the Borrower may sell substantially all of its Receivables from time to time in Securitized Offerings. 6.5. Limitation on Sale of Assets . Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, accounts receivables and leasehold interests), whether now owned or hereafter acquired, except if such conveyance, sale, transfer, lease or disposition is made in the ordinary course of business, in compliance with all existing applicable Contractual Obligations (including the other applicable provisions of this Agreement) and Requirements of Law and the proceeds, if any, of any such transaction are used for the Borrower's corporate purposes.

     6.6. Prohibitions on Acquisitions. From and after the date hereof, acquire
          ----------------------------
by purchase or through merger or consolidation any stock or securities of or any partnership interest in or all or substantially all of the assets of any other Person, except Special Purpose Entities, and except for such other acquisitions the consummation of which would not result in a Default or otherwise cause the Borrower to breach any covenant in this Agreement.

     6.7. Prohibition on Distributions. At any time make (or incur any
          ----------------------------
liability to make) or pay any Distribution in respect of the Borrower, except for such Distributions as would not cause the Borrower to breach the covenant in
Section 6.1.

     6.8. Limitation on Contingent Obligations. Create, incur, assume or suffer
          ------------------------------------
to exist any Contingent Obligation except guarantees made in the ordinary course of its business by the Borrower of obligations of any of its Subsidiaries or Affiliates, provided those obligations are otherwise permitted under this Agreement.

     6.9. Transactions with Affiliates. Except as expressly permitted in this
          ----------------------------
Agreement, directly or indirectly enter into any transaction or arrangement whatsoever or make any payment to or otherwise deal with any Affiliate, except, as to all of the foregoing in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of the Borrower. This covenant shall not apply to transactions between the Borrower and a Special Purpose Entity.

     6.10. Continuation of or Change in Business . Engage in any business either
           -------------------------------------
directly or through any Subsidiary except for businesses of the same general type in which the Borrower is engaged on the date of this Agreement and any business directly related to such existing business, except with the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld.

     6.11. Preservation of Status of Collateral . Except as expressly permitted
           ------------------------------------
by this Agreement or the Security Agreement, (a) sell, transfer, exchange or otherwise dispose of any portion of the Collateral, or (b) grant any Lien, charge, security interest, mortgage or other encumbrance on the Collateral or any part thereof or any interest therein or the proceeds thereof other than the Lien of the Security Agreement, or (c) permit the Lien of the Security Agreement not to constitute a valid first priority perfected security interest in the Collateral, except as and to the extent otherwise permitted under the terms of the Security Agreement.


                         SECTION 7. EVENTS OF DEFAULT

     7.1.  Events of Default . If any of the following events shall occur and be
           -----------------
continuing:

             (a) The Borrower shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on the Note, or any other amount payable hereunder, within five (5) days after such payment is due; or

             (b) Any representation or warranty made or deemed made by the Borrower herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

             (c) The Borrower shall default in the observance or performance of any agreement contained in Sections 6.1 or 6.7; or

             (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section 7.1) or any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the Borrower has knowledge of such default or (ii) the giving of written notice of such default to the Borrower by the Agent or by any of the Lenders;

             (e) One or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more and all such judgments or decrees shall not have been vacated, discharged, settled, satisfied or paid, or stayed or bonded pending appeal, within sixty
(60) days from the entry thereof; or

             (f) The Borrower shall (i) default in the payment of any amount due under any Debt of the Borrower in excess of $500,000 in the aggregate (other than the Notes), beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created; or (ii) default in the observance or performance of any other agreement contained in any such Debt or in any instrument or agreement evidencing, securing or relating thereto beyond any applicable notice and grace period, or any other event shall occur the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Debt to become due and payable prior to its stated maturity or any such Debt is declared to be due and payable prior to its stated maturity unless such default, event or declaration referred to in this subparagraph (ii) is waived or cured to the satisfaction of such other party as demonstrated to the satisfaction of the Agent by the Borrower prior to the Agent taking any action under Section 7.2 in respect of such occurrence; or

             (g) (i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause
(i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process on a claim in excess of $500,000 against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

             (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Required Lenders, likely to result in the termination by action of the PBGC or any court of such Plan for purposes of Title IV of ERISA, or (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any would have a Material Adverse Effect; or

             (i)    Any Change of Control shall occur; or

             (j) Any of the Loan Documents shall cease to be a legal, valid and binding agreement enforceable against each party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged and thereby deprive or deny the Lenders and the Agent the intended benefits thereof or they shall thereby cease substantially to have the rights, titles, interests, remedies, powers or privileges intended to be created thereby; or

             (k) A notice of lien or assessment in excess of $500,000 is filed of record with respect to all or any part of the Borrower's assets having a value of at least that amount by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal, or other governmental agency, including, without limitation, the PBGC, becomes payable and the same is not paid, vacated, bonded or stayed pending appeal within thirty
(30) days after the same becomes payable; or

             (l)    The Borrower ceases to be Solvent; or

             (m) Except as otherwise permitted in this Agreement, the Borrower ceases to conduct its business as contemplated or the Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within sixty (60) days after the entry thereof.

    7.2. Remedies . (a) If an Event of Default specified under subsections 7.1
         --------
(a) through (f) or (h) through (m) shall occur and be continuing, the Lenders shall be under no further obligation to make Loans hereunder, and the Agent, upon the request of the Required Lenders, shall by written notice to the Borrower, terminate the Commitments and/or declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Debt of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Lender presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

             (b) If an Event of Default specified under subsections 7.1(g) hereof shall occur, the Commitments shall immediately terminate and the Lenders shall be under no further obligation to make Loans hereunder, and the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other obligations of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

             (c) If an Event of Default shall occur and be continuing, any Lender to whom any obligation is owed by the Borrower hereunder or under any other Loan Document or any Participant of such Lender which has agreed in writing to be bound by the provisions of Section 9.6 hereof and any branch, subsidiary or Affiliate of such Lender or Participant shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and apply to the then unpaid balance of all the Loans and all other obligations of the Borrower hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Lender or Participant or by such branch, Subsidiary or Affiliate, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower for its own account (but not including funds held in custodian or trust accounts or other accounts established solely for the benefit of parties other than the Borrower) with such Lender or Participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Lender or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the any Lender or the Agent.

             (d) Notwithstanding any provision herein to the contrary or in the other Loan Documents, any proceeds received by the Agent from any payment made by the Borrower under this Agreement or the other Loan Documents after the Commitments have been terminated, or received by the Agent from the foreclosure, sale, lease, collection upon, realization of or other disposition of any Collateral or any other collateral which may have been provided to the Agent after the Commitments have been terminated (including without limitation insurance proceeds), shall be applied by the Agent as follows, unless otherwise agreed by all the Lenders:

              (i) first, to reimburse the Agent for out-of-pocket costs, expenses and disbursements, including without limitation reasonable attorneys' fees and legal expenses, incurred by the Agent in connection with collection of any obligations of the Borrower under any of the Loan Documents;

              (ii)  second, to accrued and unpaid interest on the Loans;

              (iii) third, to the principal amount of the Loans then outstanding;

              (iv) fourth, to fees payable under this Agreement and the other Loan Documents (ratably according to the respective amounts then outstanding);

              (v) fifth, to the repayment of all other indebtedness then due and unpaid of the Borrower to the Lenders incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise (ratably according to the respective amounts then outstanding); and

              (vi)  the balance, if any, as required by law.

             (e) Each Lender agrees that (i) if at any time it shall receive the proceeds of any Collateral or any proceeds thereof or (ii) if after the Commitments have been terminated it shall receive any payment on account of the Loans or any other amounts owing hereunder or under the other Loan Documents (in either case other than through application by the Agent in accordance with subsection 7.2(d)), it shall promptly turn the same over to the Agent for application in accordance with the terms of subsection 7.2(d).

             (f) In addition to the other rights and remedies contained in this Agreement or in the other Loan Documents, the Loans shall, at the Required Lenders' option, bear the interest rates provided in Section 2.7 hereof.

             (g) In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to them and the Lenders under the Loan Documents or applicable Law.


                             SECTION 8. THE AGENT

     8.1. Appointment . Each Lender hereby irrevocably designates and appoints
          -----------
Sunrock Capital Corp. as the Agent of such Lender under this Agreement. Each such Lender irrevocably authorizes the Agent as the agent for such Lender to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The Agent agrees to act as the Agent on behalf of the Lenders to the extent provided in this Agreement.

     8.2. Delegation of Duties . The Agent may execute any of its duties under
          --------------------
this Agreement by or through agents or attorneys-in-fact and shall be entitled to engage and pay for the advice and services of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Lenders for the negligence or misconduct of any agents or attorneys in-fact selected by them with reasonable care.

     8.3. Exculpatory Provisions . Neither the Agent nor any of its officers,
          ----------------------
directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by them or such Person under or in connection with this Agreement (except for their or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or the other Loan Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Borrower.

     8.4. Reliance by Agent . The Agent shall be entitled to rely, and shall be
          -----------------
fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     8.5. Notice of Default . The Agent shall not be deemed to have knowledge or
          -----------------
notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable in the best interests of the Lenders.

     8.6. Non-Reliance on Agent and Other Lenders . Each Lender expressly
          ---------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     8.7. Indemnification . The Lenders agree to indemnify the Agent in its
          ---------------
capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to its respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the payment of the Notes and all other amounts payable hereunder.

     8.8. Agent in its Individual Capacity . The Agent and its Affiliates may
          --------------------------------
make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though it was not the Agent hereunder. With respect to Loans made or renewed by the Agent and any Note issued to the Agent, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     8.9. Successor Agent . The Agent may resign as the Agent upon sixty (60)
          ---------------
days' notice to the Lenders and the Borrowers. If the Agent shall resign under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which appointment shall be subject to the approval of the Borrower (which approval shall not be unreasonably withheld and shall not be required if at the time there shall have occurred and be continuing a Default or Event of Default), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     8.10. Beneficiaries . Except as expressly provided herein, the provisions
           -------------
of this Section 8 are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing their functions and duties under this Agreement the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.


                           SECTION 9. MISCELLANEOUS

     9.1. Amendments and Waivers . Neither this Agreement, any Note or any other
          ----------------------
Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required Lenders, the Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or the Notes or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly or indirectly (a) reduce the amount or extend the maturity of any Note or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to any Lender hereunder, or change the duration or amount of any Lender's Commitment, or amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, the Notes and the other Loan Documents, or release all or substantially all of the Collateral (other than in accordance with the provisions of this Agreement or the Security Agreement), in each case without the consent of the Lender affected thereby or (b) amend, modify or waive any provision of this Section 9.1 or increase the percentage specified in the first proviso of subsection 2.1(a) or reduce the percentages specified in the definition of Required Lenders or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, the Notes and the other Loan Documents, in each case without the written consent of all the Lenders, or (c) amend, modify or waive any provision of Section 8 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     9.2. Notices . All notices, requests and demands to or upon the respective
          -------
parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or one Business Day after being deposited with a national overnight delivery service, charges prepaid, or otherwise when received, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Borrower:                  Creditrust Corporation
                                        7000 Security Boulevard
                                        Baltimore, MD 21244-2543
                                        Attention: Joseph K. Rensin

         with a copy to:                Steven D. Shattuck
                                        Piper & Marbury LLP
                                        36 S. Charles Street
                                        Baltimore, MD 21201


(provided that failure to send a copy of any notice to said counsel shall in no way affect, limit or invalidate any notice sent to the Borrower or the exercise of any of the Lenders' or the Agent's rights or remedies pursuant to a notice sent to the Borrower.)

         The Agent:                     Sunrock Capital Corp.
                                        11 Penn Center
                                        1835 Market Street
                                        Philadelphia, Pennsylvania 19103
                                        Attention: John D. Erwin

                                        Telecopy: 215-979-7679

         with a copy to:                Ballard Spahr Andrews & Ingersoll, LLP
                                        1735 Market Street, 51st Floor
                                        Philadelphia, Pennsylvania 19103
                                        Attention: Vincent J. Marriott, III
                                        Telecopy: 215-864-8236

provided that any notice, request or demand to or upon the Agent or the Lenders
--------
pursuant to Sections 2.2 or 2.8 shall not be effective until received.

     9.3. No Waiver; Cumulative Remedies . No failure to exercise and no delay
          ------------------------------
in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9.4. Survival of Representations and Warranties . All representations and
          ------------------------------------------
warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents.

     9.5. Payment of Expenses and Taxes . The Borrower agrees (a) to pay or
          -----------------------------
reimburse the Agent on demand for all of its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes, the other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent (which counsel may or may not include employees of the Lender), (b) to pay or reimburse each Lender and the Agent on demand for all of their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents, and any such other documents related to this Agreement or any other Loan Document, including, without limitation, reasonable fees and disbursements of counsel to the Agent (which counsel may or may not include employees of the Agent) and the several Lenders, and (c) to pay on demand, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any (other than Taxes expressly excluded from the definition of Taxes in Section 2.12) which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents, and any such other documents, and (d) to pay on demand, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, and, incident to a Default or Event of Default, the performance and administration of this Agreement, the Notes, the other Loan Documents, and any such other documents or the transactions contemplated hereby or thereby or any action taken or omitted under or in connection with any of the foregoing (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Lender. Borrower shall be given notice of any claim for indemnified liabilities and shall be afforded a reasonable opportunity to participate in the defense, compromise or settlement thereof. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

     9.6. Successors and Assigns . (a) Whenever in this Agreement any of the
          ----------------------
parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower, the Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Borrower may not assign or transfer any of their rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each Lender.

     (b) Each Lender may, in accordance with applicable law, assign all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be to a Lender or Affiliate thereof, or, with the consent of the Agent and, prior to the occurrence of an Event of Default, of the Borrower (which consent of the Borrower shall not be unreasonably withheld or delayed) to one or more financial institutions, (ii) so long as the Commitments are in effect, the amount of each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 (or the entire amount of its remaining Commitment if less than $5,000,000 and (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $2,500 (except in the case of an assignment by any Lender to one of its Affiliates). Upon acceptance and recording pursuant to paragraph (d) of this Section 9.6, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and to the Fee Letter and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and the Fee Letter and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 9.5 (to the extent that such Lender's entitlement to such benefits arose out of such Lender's position as a Lender prior to the applicable assignment), as well as to any Commitment Fees and other fees accrued for its account and not yet paid. Notwithstanding any provision of this subsection 9.6, after the Commitments have been terminated, any Lender may assign all or any portion of its interests, rights and obligations under this Agreement and the other Loan Documents to any Person (whether or not an entity described in clause
(i) above).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby, free and clear of any adverse claim, and that its Commitment and/or Commitments and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents, or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to
Section 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Agent shall maintain at its offices in Philadelphia, Pennsylvania a copy of each Assignment and Acceptance and the names and addresses of the Lenders, and the Commitment, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of error and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, the processing and recordation fee referred to in paragraph
(b) above, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered original Note(s) (x) a new Note to the order of such assignee in an amount equal to the portion of the Commitment assumed by it pursuant to such Assignment and Acceptance and, (y) if the assigning Lender has retained a Commitment, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment retained by it. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit B hereto. Canceled Notes shall be returned to the Borrower.

     (f) Each Lender may sell participations to one or more financial institutions approved by the Borrower (which approval shall not be unreasonably withheld or delayed, and which approval shall not be required at any time following the occurrence of an Event of Default) (each a "Participant") in all
                                                          -----------
or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Note held by
it); provided, however, that (i) such Lender's obligations under this Agreement
     --------  -------
shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of the Note for all purposes under this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) in any proceeding under the Bankruptcy Code such Lender shall be, to the extent permitted by law, the sole representative with respect to the obligations held in the name of such Lender whether for its own account or for the account of any Participant and
(vi) such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement or the Note or Notes held by such Lender or any other Loan Document.

           (g) If amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a lender under this Agreement or any Note, provided that in purchasing such participation such
                       --------
Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 8.8. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12, 2.13, 8.5 and 8.8 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled
                               --------
to receive any greater amount pursuant to such Sections than the Lender selling the participation would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such Participant had no such transfer occurred.

           (h) If any Participant is organized under the laws of any jurisdiction other than the United States or any state thereof, the Lender selling the participation, concurrently with the sale of a participating interest to such Participant, shall cause such Participant (i) to represent to the Lender selling the participation (for the benefit of such Lender the other Lenders, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the Lender selling the participation with respect to any payments to be made to such Participant in respect of its participation in the Loans and (ii) to agree (for the benefit of such Lender the other Lenders, the Agent and Borrower) that it will deliver the tax forms and other documents required to be delivered in order to assure that no such withholding taxes need to be paid and comply from time to time with all applicable U.S. laws and regulations with respect to withholding tax exemptions.

     9.7. Confidentiality. The Lenders agree that they will maintain all
          ---------------
information and financial statements provided to them or otherwise obtained by they with respect to the Borrower confidential and that it will not disclose the same or use it for any purposes; provided that nothing herein shall prevent any
                                 --------
Lenders from disclosing any such information (a) to the Agent or any other Lender, (b) to any prospective assignee or participant in connection with any assignment or participation of Loans permitted by this Agreement, (c) to its employees, directors, lenders, attorneys, accountants and other professional advisers, provided that any such person is advised by such Lender that such information is subject to the confidentiality limitations of this Section, (d) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, provided that the Borrower has (unless prohibited by the terms of any such order or requirement) been advised at least ten (10) days (or if such is not possible or practicable, such lesser number of days as is possible or practicable under the circumstances) prior to such disclosure of the existence of such order or requirement, (f) which has been publicly disclosed other than in breach of this Agreement, or (g) in connection with the exercise of any remedy hereunder or under the Notes.

     9.8. Adjustments; Setoff. (a) If any Lender (a "benefitted Lender") shall
          -------------------
at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 7.1(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, being paid in respect of Loans being repaid simultaneously therewith or Loans required hereby to be paid proportionately such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.
(b) In addition to any rights and remedies, of the Lenders provided by law, upon the occurrence of an Event of Default, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     9.9. Counterparts. This Agreement may be executed by one or more of the
          ------------
parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and each of the Lenders.

     9.10. Severability. Any provision of this Agreement which is prohibited or
           ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.11. Integration. This Agreement represents the agreement of the
           -----------
Borrower, the Agent and the Lenders, with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the Notes or the other Loan Documents.

     9.12. GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN
           -------------
DOCUMENTS HAVE BEEN EXECUTED IN THE COMMONWEALTH OF PENNSYLVANIA AND SAID DOCUMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

     9.13. Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably
           -----------------------------------
and unconditionally:

           (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Notes or the other Loan Documents, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the Commonwealth of Pennsylvania, the courts of the United States of America for the Eastern District of Pennsylvania, and appellate courts from any thereof;

           (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

           (c) agrees that service of process in any such action or proceeding may be effected by sending a copy thereof in the manner and to the address set forth in Section 9.2; and

           (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

     9.14. Acknowledgements. The Borrower hereby acknowledges that:
           ----------------

           (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

           (b) neither the Agent nor any Lender has any fiduciary relationship to the Borrower, and the relationship between the Agent and the Lenders, on one hand, and the Borrower, on the other hand, is solely that of debtor and creditor; and

           (c) no joint venture exists among the Lenders or among the Borrower and the Lenders.

     9.15. Limitation of Liability. No claim may be made by the Borrower or any
           -----------------------
other Person against the Lenders, or the Affiliates, directors, officers, employees, attorneys or agent of any of the Lenders for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, the other Loan Documents or any other transactions or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                             CREDITRUST CORPORATION


                                             By: /s/ Joseph K. Rensin
                                                -----------------------------
                                             Title: President and Chief
                                                   --------------------------
                                                    Executive Officer
                                                   --------------------------

                                             SUNROCK CAPITAL CORP.,
                                             as Agent and as a Lender



                                             By: /s/
                                                -----------------------------
                                             Title:  Vice President

* Text omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                   SCHEDULE I
                                   ----------

                        Lender and Commitment Information
                        ---------------------------------


                                                           Lender Commitment
                                                           -----------------
Sunrock Capital Corp.                                         $20,000,000
11 Penn Center
1835 Market Street
Philadelphia, PA 19103